EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D filed herewith is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1)(iii) promulgated pursuant to the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Date: July 12, 2021

ABU DHABI INVESTMENT AUTHORITY
/s/ HAMAD SHAHWAN ALDHAHERI

By: HAMAD SHAHWAN ALDHAHERI

Title: Authorized Signatory
/s/ AHMED GHUBASH

By: AHMED GHUBASH

Title: Authorized Signatory

PLATINUM FALCON B 2018 RSC LIMITED
/s/ MOHAMED HAMAD ALMAZROUEI

By: MOHAMED HAMAD ALMAZROUEI

Title: Authorized Signatory
/s/ SAIF ALHAMMADI

By: SAIF ALHAMMADI

Title: Authorized Signatory